Wasserman
Ramsay
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Chartered Accoutants

                               CONSENT OF AUDITORS

We have issued our report dated September 28, 1999 accompanying the financial statements of China eMall Corporation contained in the Registration Statement of VHS Network Inc. on Form SB-2. We consent to the use of our report in the Registration Statement.

Wasserman Ramsay

By: /s/ Kevin Ramsay
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        Kevin Ramsay
        Chartered Accountant, CMA

Dated: January 3, 2001 at Toronto, Canada